UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): March 21, 2016
Equity One, Inc.
(Exact Name of Registrant as Specified in Its Charter)
Maryland
(State or Other Jurisdiction of Incorporation)

001-13499	52-1794271
(Commission File Number)	(IRS Employer Identification No.)

410 Park Avenue, Suite 1220 New York, NY	10022
(Address of Principal Executive Offices)	(Zip Code)

(212) 796-1760
(Registrant’s Telephone Number, Including Area Code)
N/A
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition
Item 7.01 Regulation FD Disclosure
Equity One, Inc. (the “Company”), a Maryland corporation, is hereby providing the fair value of its investment property in accordance with International Financial Reporting Standard 13, "Fair Value Measurement," and International Accounting Standard 40, "Investment Property," as of December 31, 2015. As announced previously, the Company has agreed to provide this information to Gazit-Globe Ltd. (“Gazit”), its major indirect stockholder, in connection with Gazit's financial reports which are prepared in accordance with International Financial Reporting Standards ("IFRS").
IFRS permit fair value accounting for investment property, which includes property held for development and for sale. In addition, in accordance with IFRS, the value of straight-line rent receivables, deferred costs and intangible assets and liabilities related to income-producing property are not presented separately since they are included within the fair values of income-producing property.
The Company recently completed a valuation review as of December 31, 2015 to determine the fair value of its existing investment property portfolio. Based upon this review, the Company determined that, as of December 31, 2015, the fair value of its investment property was approximately $4.6 billion.
The determination of these values required management to make significant estimates and assumptions, and the actual values achieved in the event of any disposition of investment property may differ from the values incorporated into the fair value determination noted above.
In addition, the Company is hereby providing certain information that it has agreed to provide to Gazit in connection with Gazit's financial reports which are prepared in accordance with IFRS, as required by the Disclosure Guideline Regarding Investment Property Activity issued in January 2011 by the Israel Security Authority (the “ISA Disclosure Guideline”). Some of this information is provided by geographical region, as defined by the ISA Disclosure Guideline. Our geographical regions for purposes of these disclosure requirements have been defined as: (1) South Florida - including Miami-Dade, Broward and Palm Beach Counties; (2) North Florida - including all of Florida north of Palm Beach County; (3) Southeast - including Georgia, Louisiana, and North Carolina; (4) Northeast - including Connecticut, Maryland, Massachusetts and New York; and (5) West Coast - California.
The following information has been provided to Gazit in connection with the ISA Disclosure Guideline and includes one property that is accounted for as a joint operation under IFRS and proportionally consolidated. Investment properties held in joint ventures, as defined under IFRS, were excluded.

1.	Fair Value of Income-Producing Properties (1)
The fair value of consolidated income-producing properties as of December 31, 2015 and 2014 was as follows:

	December 31,
	2015	2014
Region:	(In thousands)
Northeast	$1,516,378	$1,323,735
South Florida	1,235,908	1,066,496
West Coast	1,101,551	990,683
North Florida	432,003	383,009
Southeast	321,649	310,949
Total	$4,607,489	$4,074,872

(1)
Income-producing properties do not include developments, land and one property accounted for as a finance lease under IFRS, but include four non-retail properties with an aggregate Gross Leasable Area ("GLA") of approximately 108,360 square feet as of December 31, 2015 and 2014.

2.	IFRS Basis Revaluation Gain (1) (2)
The IFRS basis revaluation gain of consolidated income-producing properties for the years ended December 31, 2015 and 2014 was as follows:

	December 31,
	2015	2014
Region:	(In thousands)
West Coast	$97,982	$51,718
Northeast	79,751	41,448
South Florida	62,282	51,557
North Florida	36,958	20,897
Southeast	2,853	9,768
Total	$279,826	$175,388

(1)	Revaluation gain is computed as the increase or decrease in the fair value of the respective property less any capital expenditures made during the respective period.

(2)	Amounts presented include activity associated with income-producing properties that were acquired or disposed during the periods presented.

3.	Net Operating Income of Income-Producing Properties (1) (2)
The net operating income of consolidated income-producing properties during the years ended December 31, 2015 and 2014 was as follows:

	December 31,
	2015	2014
Region:	(In thousands)
South Florida	$72,935	$69,544
Northeast	68,757	63,860
West Coast	61,684	57,326
North Florida	27,233	26,582
Southeast	23,868	27,567
Total	$254,477	$244,879

(1)
Net operating income ("NOI") is computed pursuant to IFRS by adding minimum rent (including straight-line rent and lease incentive amortization), percentage rent, expense recovery revenue and management and leasing services revenue and deducting property operating expenses (which exclude intercompany management fee expenses that are eliminated in the presentation of the Company's consolidated results). NOI does not include depreciation and amortization and accretion of below-market lease intangibles (net) as the Company has elected to account for its investment properties under the fair value model.

(2)	Amounts presented include activity associated with income-producing properties that were acquired or disposed during the periods presented.

4.	Net Operating Income of Properties Acquired (1)
The net operating income of properties acquired during the years ended December 31, 2015 and 2014 was as follows:

	December 31,
	2015	2014
Region:	(In thousands)
South Florida	$2,424	$—
Northeast	$360	$2,518
West Coast	$—	$1,524

(1)	The NOI included in the table above represents the NOI from the date of acquisition through the end of the respective year.
The information contained in this report on Form 8-K shall not be deemed “filed” with the Securities and Exchange Commission nor incorporated by reference in any registration statement filed by the Company under the Securities Act of 1933, as amended.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EQUITY ONE, INC.

Date: March 21, 2016	By:	/s/ Matthew Ostrower
Matthew Ostrower
Executive Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer)